UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Investment Technology Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investment Technology Group, Inc.

380 Madison Avenue,
New York, New York 10017

Notice of Annual Meeting of Stockholders

To Be Held May 9, 2006

To the Stockholders of Investment Technology Group, Inc.:

NOTICE IS HEREBY GIVEN that Investment Technology Group, Inc., a Delaware corporation (“ITG” or “the company”), will hold its annual meeting of stockholders at ITG’s principal executive offices at 380 Madison Avenue, 4th Floor, New York, New York 10017, on Tuesday, May 9, 2006 at 9:00 a.m. (local time), and any adjournments or postponements thereof, for the following purposes:

(1)         To elect seven directors to our board of directors to serve until the next annual meeting or until successors have been duly elected and qualified.

(2)         To ratify the appointment of KPMG LLP as our independent auditors for the 2006 fiscal year.

(3)         To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

Our board of directors has fixed the close of business on March 15, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only holders of record of ITG® common stock at the close of business on March 15, 2006 are entitled to notice of, and to vote at, the annual meeting. A complete list of stockholders entitled to vote will be available during normal business hours at our principal executive offices located at 380 Madison Avenue, 4th Floor, New York, New York 10017 for a period of ten days prior to the annual meeting for examination by any ITG stockholder for purposes germane to the annual meeting.

Our board of directors unanimously recommends that you vote FOR the proposed slate of directors and FOR the ratification of the appointment of KPMG LLP as our independent auditors.

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please sign and mail promptly the enclosed proxy that is being solicited on behalf of our board of directors. A return envelope that requires no postage if mailed in the United States is enclosed for that purpose. Alternatively, you may vote via telephone or via the Internet as directed on the enclosed proxy card. The proxies of stockholders who attend the meeting in person may be withdrawn and such stockholders may vote personally at the meeting.

By Order of the Board of Directors,

P. Mats Goebels
Secretary

New York, New York
March 29, 2006

THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

We will hold the annual meeting at 9:00 a.m. (local time), on Tuesday, May 9, 2006, at our principal executive offices at 380 Madison Avenue, 4th Floor, New York, New York 10017.

Matters to Be Considered at the Annual Meeting

We will hold the annual meeting for the following purposes:

(1)         To elect seven directors to serve until the next annual meeting and until their successors have been duly elected and qualified.

(2)         To ratify the appointment of KPMG LLP as our independent auditors for the 2006 fiscal year.

(3)         To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

Voting at the Annual Meeting; Record Date; Quorum

On March 15, 2006, the record date for the annual meeting, there were 43,199,556 shares of our common stock outstanding and entitled to vote at the annual meeting. Please note the following:

•       Each stockholder of record on March 15, 2006 is entitled to cast one vote per share.

•       This vote may be cast at the annual meeting either in person or by properly completed proxy.

•       The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.

•       The election of directors will be determined by a plurality of the votes cast. A properly completed proxy indicating “FOR ALL NOMINEES EXCEPT ANY LISTED ABOVE” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•       For the ratification of the appointment of KPMG LLP as the independent auditors for the 2006 fiscal year, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote will be required for approval. A representative of KPMG LLP is expected to be in attendance at the annual meeting with the opportunity to make a statement and respond to questions.

Proxies

We are furnishing you this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting. Proxies in the form enclosed, or as directed via the telephone or via the Internet, which are properly completed and received and not subsequently revoked, will be voted at the annual meeting. These proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. In the case of written proxies, if no directions are indicated on a properly executed proxy, such proxy will be voted in favor of the proposals.

If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

The grant of a proxy does not preclude you from attending the annual meeting and voting in person. You may revoke a proxy at any time before it is voted. Proxies may be revoked by:

1.                delivering a written notice of revocation bearing a later date than the proxy before the vote is taken at the annual meeting;

2.                duly executing a later dated proxy relating to the same shares of common stock and delivering it as indicated below before the vote is taken at the annual meeting; or

3.                attending the annual meeting and voting in person.

In the case of proxies related to shares held under our Employee Stock Ownership Plan, such revocation or later dated proxy must be received no later than May 5, 2006. Attendance at the annual meeting will not enable you to revoke a previously delivered proxy with respect to shares held under our Employee Stock Ownership Plan.

Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. You must vote at the annual meeting to revoke a previously delivered proxy not otherwise revoked in accordance with the procedures below.

Any written notice of revocation or subsequent proxy must be delivered to Computershare Trust, N.A., P.O. Box 43101, Providence, RI  02940-3101, or Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Secretary, no later than May 8, 2006.

We will bear all expenses of our solicitation of proxies for the annual meeting. In addition to solicitation by use of the mails, our directors, officers and employees may solicit proxies from stockholders. Solicitation may take place in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of our common stock held of record by such brokerage houses, custodians, nominees and fiduciaries. We will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in doing so. We have retained The Altman Group to assist in soliciting proxies for a fee of approximately $4,000 plus reasonable expenses.

Treatment of Broker Non-Votes and Abstentions at the Annual Meeting

All shares of our common stock represented by properly completed proxies received prior to or at the annual meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. In the case of written proxies, if no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of each of the matters set forth on the proxy card. It is not expected that any matter other than those referred to herein will be brought before the stockholders at the annual meeting. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the proxy.

An automated system administered by our transfer agent will tabulate votes cast by proxy at the annual meeting, and our transfer agent will tabulate votes cast in person at the annual meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares with respect to any proposal in the absence of specific instructions from such customers. Broker non-votes and abstentions, tabulated separately, will be included in the determination of the number of shares present at the annual meeting and whether a quorum is present. Broker non-votes and abstentions will not be counted in determining whether a nominee is elected, whether our appointment of independent auditors is ratified, or whether any other management proposal is approved. In accordance with New York Stock Exchange (“NYSE”) rules, with respect to determining whether any shareholder proposal has been approved, abstentions and broker non-votes will count as votes against such proposal.

Annual Report to Shareholders, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

A copy of our 2005 Annual Report to Shareholders is enclosed along with our Form 10-K. You may also obtain a copy of our Annual Report and Form 10-K without charge by writing to: Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York, 10017, Attn: Investor Relations. Our 2005 Annual Report to Shareholders and Form 10-K are also available through our website at http://www.itg.com/investors/annual_reports.php.

Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which govern our directors, officers and employees, and the charters for each of our audit committee, compensation committee and nominating and corporate governance committee are available on our website at http://www.itg.com/investors/guidelines.php.

ELECTION OF DIRECTORS AND COMPENSATION MATTERS

The number of directors to be elected at the annual meeting has been fixed at seven by the nominating and corporate governance committee of our board of directors. Such directors will be elected to serve until the next annual meeting of stockholders or until successors shall have been duly elected and qualified.

Each nominee listed below has been nominated for election by the nominating and corporate governance committee of our board of directors and has consented to serve as a director if elected. In the event that any nominee shall be unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the board of directors or the board of directors may elect to reduce the number of directors. All of the nominees for election as a director are presently members of the board of directors.

The board of directors has determined that Mssrs. Burdett, Jacobs, Jones, King, Steck, and Ms. O’Hara are “independent” within the meaning of the NYSE listing standards. Our board of directors’ policies for determining director independence are available on our website at http://www.itg.com/investors/guidelines.php.

Ms.  O’Hara has been our lead director since January 2005.

Nominees to Board of Directors

The following information is submitted concerning the nominees for election as directors.

Name	Age	Position
Raymond L. Killian, Jr.	68	Chairman, President, and Chief Executive Officer
J. William Burdett	66	Director
William I Jacobs	64	Director
Timothy L. Jones	50	Director
Robert L. King	55	Director
Maureen O’Hara	52	Lead Director
Brian J. Steck	59	Director

Raymond L. Killian, Jr. has been the Chairman of our board of directors since January 1997 and a director since March 1994. Mr. Killian has been our President and Chief Executive Officer since

September 2004 and previously served as President and Chief Executive Officer from March 1994 through January 1997, and again from September 1998 through June 2002. He directed the activities of our company beginning in 1987. Mr. Killian is currently a director of Global Payments, Inc. Mr. Killian was a director of Jefferies Group, Inc. from January 1997 to January 1999, an Executive Vice President of Jefferies Group, Inc. from 1985 to 1995, a director and an Executive Vice President of Jefferies & Company, Inc. from 1985 to 1991. Mr. Killian served as National Sales Manager of Jefferies & Company, Inc. from 1985 to 1990.

J. William Burdett has been a director since July 2001. From 1988 until March 2001, Mr. Burdett was Chairman and Chief Executive Officer of the Burdett Buckeridge Young Group (“BBY”), which is comprised of the two Australian broker/dealer companies; BBY and Australian Clearing Services. From 1970 until 1987, Mr. Burdett was a partner and director of A.C. Goode & Co., one of the largest stock-brokering/investment banking companies in Australia. Mr. Burdett was a non-executive director of BBY and ITG Australia Ltd., a subsidiary of ITG from November 2000 through November 2002.

William I Jacobs has been a director since June 1994. Mr. Jacobs is a private investor and is currently a director of Global Payments, Inc., Alpharma Inc. and Asset Acceptance Capital Corp. From May 2000 to October 2002, Mr. Jacobs was Managing Director and Chief Financial Officer of The NewPower Company. Mr. Jacobs was Senior Executive Vice President-Strategic Ventures of MasterCard International, Inc. from 1999 to May 2000, and was Executive Vice President-Global Resources of MasterCard International, Inc. from 1995 to 1999. From 1993 to 1994, Mr. Jacobs served as a financial consultant to several firms and universities. Mr. Jacobs was founder, Executive Vice President, Chief Operating Officer and a director of Financial Security Assurance, a monoline bond insurer, from 1985 to 1993 and, prior to 1985, Mr. Jacobs was the President and Managing General Partner of S&B Insurance Services Company.

Timothy L. Jones has been a director since March 2005. From December 2002 to January 2005, Mr. Jones was the Chief Executive Officer of Simpay Limited, a new mobile payments initiative, and is now an advisor to the firm. He has also been a non-executive director of Capital One Bank (Europe) PLC since May 2003. Mr. Jones co-founded Purseus, a company developing a new architecture for correspondent banking, and was Chief Executive Officer of Purseus from April 2000 to November 2002. Prior to that, for 17 years, Mr. Jones was at National Westminster Bank PLC where he held various positions in the Operations, Information Technology Strategy and Policy, Mondex, Electronic Markets and Retail Banking Services divisions, eventually becoming a Managing Director in 1996 and Chief Executive of the retail banking division in 1999.

Robert L. King has been a director since June 1994. Since July 2005, Mr. King has been the Chief Executive Officer and a Director of Click Sales, Inc., an online retailer of digital download products. From October 2001 through May 2004, Mr. King was the Chairman and Chief Executive Officer of Requisite Technology, Inc., which helps companies to create, organize, and manage product and service information for efficient web-based finding, buying, and selling. Mr. King is currently a Director of Clarity Imaging Technologies, Inc. and Office Source. Mr. King was the President and Chief Executive Officer of Corporate Express, Inc., a distributor of office and computer supplies, from 1998 to 2001. Mr. King has also been a director of Corporate Express, Inc. and served as the President and Chief Operating Officer of Corporate Express, Inc. from 1993 until 1998. Prior to 1993, Mr. King was employed by FoxMeyer Corporation, a distributor of health and pharmaceutical products, where he was Chief Executive Officer from 1989 to 1993, President from 1988 to 1993, and Chief Operating Officer from 1988 to 1989.

Maureen O’Hara has been a director since January 2003 and lead director since January 2005. She is the Robert W. Purcell Professor of Finance at the Johnson Graduate School of Management, Cornell University. She holds degrees from the University of Illinois (B.S. Economics) and Northwestern University (M.S. Economics and Ph.D. Finance). Ms. O’Hara joined the faculty at Cornell in 1979. She has had visiting appointments at UCLA, the London Business School, the University of New South Wales, Cambridge University, and Hong Kong University of Science and Technology. Ms. O’Hara’s research focuses on issues in market microstructure, and she is the author of numerous journal articles as well as the book Market Microstructure Theory (Blackwell: 1995). In addition, Ms. O’Hara publishes widely on a broad range of topics in finance, including banking, law and finance, and experimental economics. She has served as President of the Western Finance Association and recently served as President of the American Finance Association.

Brian J. Steck has been a director since September 2004. Mr. Steck is currently President and Director of St. Andrews Financial Corp., a private financial and investment company and he has served as an advisor to Harris Bank since 2005. Mr. Steck also serves as Chairman of the Board of Purolator Courier and as a director of EXCO Technologies Limited. Mr. Steck was Chairman and CEO of Nesbitt Burns Inc. and its subsidiaries from 1990 until his retirement in 1999. He was also Vice-Chairman of the Bank of Montreal, responsible for wealth management and investment banking from 1992 to 1999. Mr. Steck is past Chairman of the Investment Dealers Association of Canada, the Canadian Securities Institute, the Canadian District of the Securities Industry Association of America, and past Governor of the Toronto Stock Exchange.

Executive Officers

The executive officers of our company are appointed by, and serve at the discretion of, our board of directors. Other than Mr. Killian, for whom information is provided above, the following sets forth information as to the other executive officers of our company.

Name	Age	Position
Angelo Bulone	40	Controller
Ian Domowitz	54	Managing Director
P. Mats Goebels	39	Managing Director, General Counsel, and Secretary
Christopher J. Heckman	45	Managing Director
Anthony J. Huck	42	Managing Director
Andrew Larkin	42	Managing Director
David L. Meitz	42	Managing Director
Howard C. Naphtali	52	Managing Director and Chief Financial Officer

Angelo Bulone is Controller. Mr. Bulone joined our company in April 1997 and, as our principal accounting officer, is responsible for all accounting operations, including tax and financial management information systems, as well as financial and regulatory reporting. From 1993 to 1997, Mr. Bulone held the position of Vice President and Controller at I/B/E/S International, Inc.

Ian Domowitz is a Managing Director responsible for analytical and research products and is Chief Executive Officer of ITG Solutions Network, Inc. He joined ITG in April 2001. Mr. Domowitz was the Mary Jean and Frank P. Smeal Professor of Finance at Pennsylvania State University from June 1998 to April 2001, and a Professor at Northwestern University from September 1982 to May 1998.

P. Mats Goebels is Managing Director, General Counsel and Secretary. He joined our company in 1998 and is responsible for all legal and regulatory matters. Mr. Goebels was a corporate attorney at the New York offices of Sullivan & Cromwell from 1995 to 1998, and of Weil, Gotshal & Manges from 1991 to 1995. Mr. Goebels is a managing member of Sunrise Associates LLC.

Christopher J. Heckman is a Managing Director who, along with Mr. Huck, is co-head of our sales and trading group. He joined our company in January 1991 as a sales trader and became manager of institutional sales and trading in January 1997.

Anthony J. Huck is a Managing Director who, along with Mr. Heckman, is co-head of our sales and trading group. He joined ITG in 1994 as a Vice President responsible for Portfolio Trading. From 1990 to 1994, Mr. Huck managed domestic and international customer program trading in the Equity Derivatives Group at Nomura Securities International.

Andrew Larkin is a Managing Director responsible for the company’s direct market access services. In March 2005, Mr. Larkin rejoined ITG, having previously been employed at our company from 1990 to 2004. He was Executive Director of the account management team in the electronic trading group of Morgan Stanley from July 2004 to March 2005. Before joining Morgan Stanley, Mr. Larkin was a Managing Director of our company and was responsible for the daily operations of the firm’s sales and trading business.  Mr. Larkin began his career at Salomon Brothers’ program trading desk.

David L. Meitz is a Managing Director responsible for Software Development, Technology and Trading Support Services, and Information Security/Business Continuity. He joined our company in July 2002 from Reuters America, Inc. where he held the position of Executive Vice President since 1995. Mr. Meitz previously held technology and customer service management positions at Citibank, N.A. and Quotron Systems, Inc.

Howard C. Naphtali is Managing Director and Chief Financial Officer. He joined our company in April 1997 and was appointed as Managing Director and Chief Financial Officer in 2000. From 1988 to 1997, Mr. Naphtali worked for Reuters America Inc. where he served as Senior Vice President and Chief Financial Officer as well as Senior Vice President and Chief Operating Officer of Quotron Systems, Inc., a wholly owned subsidiary of Reuters.

Certain Significant Employees

The following sets forth information as to certain employees who make and are expected to continue to make significant contributions to our business.

Alasdair Haynes has been the Chief Executive Officer of ITG Europe since its inception in early 1998. He joined the company following a 20-year career in investment banking working in London, Paris and Singapore. Mr. Haynes began his career at Morgan Grenfell and subsequently held senior positions with Bankers Trust and UBS. From 1996 to 1998 he moved to HSBC where he was Director and Head of Global Equity Derivatives.

Greg Robinson has been the Chief Executive Officer of ITG Australia since its establishment in 1997. Mr. Robinson has also been Chief Executive Officer of ITG Hong Kong since its establishment in 2001. Prior to joining ITG, Mr. Robinson was an Executive Director and founding shareholder of BBY, an institutional stockbroker established in 1988. In his last role at BBY he was responsible for the quantitative research group that operated POSIT under a license from ITG in the Australian market from 1995 to 1997. From 1986 to 1988 Mr. Robinson held positions at A.C. Goode & Co. Prior to that, Mr. Robinson was a Research Fellow at the University of Melbourne.

Nicholas Thadaney has been the Chief Executive Officer of ITG Canada since September 2005. Mr. Thadaney joined ITG Canada in October 2000 as Director of Quantitative Sales and Trading of ITG Canada and has held several roles since then. He began his career at First Canada Securities in 1992 and subsequently held positions at CT Securities and TD Securities.

James Mark Wright is a Managing Director and Global Head of Product Development. He joined ITG in 1992 as Vice President of Software Development and has held several roles at ITG Canada since then, including manager of the software development organization for ITG and chief information officer of the Company.

Director Compensation

Each of our non-employee directors, other than our lead director, receives an annual retainer of $60,000 ($50,000 in 2005), payable in quarterly installments. Our lead director receives an annual retainer of $90,000 ($75,000 in 2005), payable in quarterly installments. Under our Directors Retainer Fee Subplan, adopted in 2002, the annual retainer fee is payable, at the election of each director, either in (i) cash, (ii) ITG common stock with a value equal to the retainer fee on the grant date, or (iii) under a deferred compensation plan which provides deferred share units with a value equal to the retainer fee on the grant date which convert to freely sellable shares when the director retires from our board of directors. Directors who are our employees are not compensated for serving as directors.

Each non-employee director also receives fees of $1,000 for attendance at each regular meeting of the board of directors and $2,000 for any special board meetings. Board committee chair annual retainers are $9,000 for the audit committee chair, $7,000 for the compensation committee chair, and $5,000 for all other board committee chairs. In 2005, the retainer for all board committee chairs was $3,000. All committee members receive $1,000 ($750 in 2005) for attendance at each meeting of a committee of the board of directors. On February 24, 2006, the board established a monthly retainer of $2,500 for each member of the board’s search committee, and a monthly retainer of $5,000 for the chairperson of the search committee. Directors of the company are also reimbursed for out-of-pocket expenses.

Under our Director’s Equity Subplan adopted in January 2006, we will grant newly appointed directors stock options valued at $100,000 and restricted share units valued at $100,000 at the time of appointment to the board of directors. In addition, non-employee directors will be granted stock options valued at $36,000 and restricted share units valued at  $36,000 annually, on the forty fifth day following each of the company’s annual meetings of shareholders. These options are granted with an exercise price per share equal to 100% of the fair market value of a share on the date of grant. Such options expire at the earliest of (1) five years after the date of grant, (2) 12 months after death, disability or retirement after reaching age 65, and (3) 60 days after an optionee ceases to serve as a director for reasons other than death, disability or such retirement. Options vest and become exercisable in equal installments on the first, second and third anniversaries of the date of grant. Only directors who are not our employees are eligible to participate in this plan.

Under our Non-Employee Directors’ Stock Option Plan adopted in 1995 and applicable through 2005, we granted an option to purchase 24,564 shares to each person who became a non-employee director at the time of initial election or appointment, and an option to purchase 6,141 shares to each non-employee director on the 45th day after each annual stockholders meeting. These options were granted with an exercise price per share equal to 100% of the fair market value of a share on the date of grant. Such options expire at the earliest of (1) five years after the date of grant, (2) 12 months after death, disability or retirement after reaching age 65, and (3) 60 days after an optionee ceases to serve as a director for reasons other than death, disability or such retirement. Options vest and become exercisable in equal installments on the first, second and third anniversaries of the date of grant. Only directors who are not our employees are eligible to participate in this plan.

Each director may participate in our Charitable Gifts Matching Program pursuant to which we match 100% of the charitable contributions made by such directors up to a maximum dollar amount of $2,000 per person per year.

Committees of the Board of Directors and Meetings

Our board of directors held five regular meetings and six special meetings during 2005. Each incumbent member of the board of directors who was a director during 2005 attended, during their term of office, at least 75% of the total number of meetings of the board of directors. As a general matter, board members are expected to attend our annual stockholders meetings. At our 2005 annual stockholders’

meeting, all members of the board of directors and nominees for election to the board were present. Our non-management directors meet regularly in executive sessions without any management directors present. Our board of directors has an audit committee, a compensation committee, a nominating and corporate governance committee, a technology committee and a search committee. Each committee of the board of directors is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties and any expenses in connection with such advice or assistance will be borne by the company.

The current audit committee members are Mr. Jacobs (Chairman), Mr. Jones, Mr. King and Ms. O’Hara. The audit committee is appointed by the board to be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the company and to assist the board in oversight of (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the company’s internal audit function and independent auditors. These functions are described more fully under “Report of the Audit Committee”. Our board of directors has determined that Mr. Jacobs, Chairman of the audit committee, is a “financial expert” as defined in the Securities Exchange Act of 1934. During 2005, there were seven meetings of the audit committee. Each member of the audit committee attended at least 75% of such meetings.

The current compensation committee members are Ms. O’Hara (Chairperson), Mr. Burdett, Mr. Jacobs, and Mr. Steck. The compensation committee is appointed by the board to discharge the board’s responsibilities relating to compensation of the company’s directors and executive officers. The compensation committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the company. During 2005, there were four meetings of the compensation committee. Each member of the compensation committee attended at least 75% of such meetings.

The current nominating and corporate governance committee members are Mr. King (Chairman), Mr. Burdett, Mr. Jacobs, Ms. O’Hara and Mr. Steck. The nominating and corporate governance committee is appointed by the board (1) to identify individuals qualified to become board members, and to select, or to recommend that the board select, the director nominees for the next annual meeting of stockholders; (2) to develop and recommend to the board the corporate governance guidelines applicable to the company; (3) to oversee a review by the board of its performance and the performance of its committees; and (4) to recommend to the board director nominees for each committee, including the nominating and corporate governance committee.

The nominating and corporate governance committee will consider nominees recommended by stockholders. In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. Stockholders who wish to submit nominees for director consideration by the nominating and corporate governance committee may do so by submitting such nominees’ names in writing, in compliance with the procedures and along with the other information required by our by-laws, to the Secretary of ITG at 380 Madison Avenue, 4th Floor, New York, New York 10017. During 2005, there were two meetings of the nominating and corporate governance committee. All committee members were in attendance at one meeting and three out of five committee members were in attendance at one meeting.

The current technology committee members are Mr. Jones (Chairman), Mr. King and Mr. Killian. The technology committee members are appointed by the board to review and assess the development of the Company’s technology and to advise the board and management on matters involving the Company’s technology and the acquisition of technology. During 2005, there was one meeting of the technology committee. All committee members were in attendance at such meeting.

The current search committee members are Maureen O’Hara (Chairperson), William I Jacobs and Brian Steck. The search committee is appointed by the board to conduct the search for a potential successor to Raymond L. Killian, Jr. as Chief Executive Officer of the company and to recommend candidates to the full board of directors for its consideration and final approval. The search committee began its functions in November 2005.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics governing the conduct of our directors, officers and employees, including our chief executive officer, chief financial officer and principal accounting officer. A copy of the Code of Business Conduct and Ethics is available on our website at http://www.itg.com/investors/conduct_ethics.php. We intend to disclose future amendments to, or waivers from, the Code of Business Conduct and Ethics on our website within two business days following the date of any such amendment or waiver.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the years indicated, each component of compensation paid or awarded to, or earned by, our current chief executive officer during 2005, and the four other most highly compensated executive officers serving as of December 31, 2005 (collectively, the “Named Executive Officers”).

				Other Annual	Securities	Restricted	All Other
	Annual Compensation(1)			Compensation	Underlying	Stock	Compensation
Name and Principal Position	Year	Salary	Bonus	(2)	Options(3)	Grants(4)	(5)
Raymond L. Killian, Jr.	2005	$900,000	$1,820,518	$151,499	—	$—	$157,277	(6)
Chairman, President and Chief	2004	675,000	287,098	15,420	—	—	62,293	(6)
Executive Officer	2003	600,000	—	—	—	—	14,000
Ian Domowitz	2005	500,000	789,731	64,371	21,500	152,280	48,500	(7)
Managing Director, Chief Executive	2004	400,000	429,415	35,764	50,000	—	14,350
Officer of ITG Solutions Network	2003	266,667	543,333	28,687	68,000	—	14,000
Christopher J. Heckman	2005	500,000	759,731	62,686	16,000	126,900	31,500
Managing Director	2004	500,000	248,303	39,617	50,000	—	14,350
	2003	450,000	497,616	37,940	70,000	—	14,000
Anthony J. Huck	2005	500,000	759,731	62,686	16,000	126,900	31,500
Managing Director	2004	500,000	395,297	39,617	50,000	—	14,350
	2003	450,000	497,616	37,940	70,000	—	14,000
Howard C. Naphtali	2005	500,000	856,715	72,641	27,000	253,800	31,500
Managing Director and Chief	2004	500,000	329,415	40,264	50,000	—	14,350
Financial Officer	2003	450,000	413,847	36,923	75,000	—	14,000

(1)             The amounts shown include cash compensation earned by the Named Executive Officers as well as amounts earned but deferred mandatorily.

(2)             For the first quarter of 2003, a portion of the compensation of each of the Named Executive Officers who are employed in the U.S. was mandatorily deferred and each such Named Executive Officer was granted units representing our common stock with a fair market value equal to 115% of such deferred amount under the Stock Unit Award Program. The following portions of their total cash compensation were deferred: 5% of the first $100,000, 10% of the next $100,000, 15% of the next $400,000, and 20% of total cash compensation in excess of $600,000. The amounts in the table represent the value of the 15% of additional units granted pursuant to the mandatory deferral described in the preceding sentence. All units are settled by issuance of the underlying common stock three years from the date of grant.

For the remaining quarters of 2003, 2004 and 2005, our Stock Unit Award Program was amended as follows: each participant in the Stock Unit Award Program, including each Named Executive Officer in the U.S., was granted units representing our common stock with a fair market value of 130% of the deferred amount. The following portions of their total cash compensation were deferred: 15% of total cash compensation between $200,000 and $300,000, and 20% of total cash compensation over $300,000. In addition, Mr. Naphtali made a one-time election to continue deferring 5% of his first $100,000 and 10% of his next $100,000 of compensation. The units representing 100% of the total compensation deferred are at all times fully vested and non-forfeitable; however the units are restricted to settlement to common shares half of which are to be distributed on the third anniversary of the deferral and the remaining half on the sixth anniversary of deferral. The match representing 30% of deferred compensation vests 50% on the third anniversary of the match and the remaining 50% at the end of the sixth year of the match, provided the Named Executive Officer has been continuously employed by ITG through such time. The amounts in the table represent the value of the 30% of additional units granted pursuant to the mandatory deferral described in the preceding sentence.

In the fourth quarter of 2005, our Stock Unit Award Program was amended for 2006 so that each participant in the program may irrevocably elect, on an annual basis, to participate in the program. Elections made in the fourth quarter of 2005 are applicable for 2006. Under the amended Stock Unit Award Plan, participants are granted units representing our common stock with a fair market value equal to 120% of the deferred compensation. The following portions of total cash compensation will be deferred for participants: 15% of total cash compensation between $200,000 and $300,000, and 20% of total cash compensation over $300,000. The units representing 100% of the total compensation deferred are at all times fully vested and non-forfeitable; however the units are restricted to settlement to common shares that are distributed on the third anniversary of the deferral. The matching units that represent the additional 20% of deferred compensation vest on the third anniversary of the match; provided the participant is continuously employed by ITG through such time.

The number of unvested stock units and the value of such units in respect of the match on deferred compensation held by each Named Executive Officer at December 31, 2005 is as follows:

Name	Number of Stock Units	Value at December 31, 2005
Mr. Killian	6,897	$244,446
Mr. Domowitz	6,261	221,872
Mr. Heckman	6,239	221,121
Mr. Huck	6,855	242,957
Mr. Naphtali	7,196	255,024

(3)             All 2003 option grants expired without vesting due to the failure to achieve performance targets. Options granted to the Named Executive Officers in 2004 are performance-based and vest, in whole or in part, only if our three-year cumulative pre-tax income, as adjusted by the compensation committee for certain non-recurring items, meets or exceeds certain performance targets. For example, the vesting thresholds for options granted in 2004 to the Named Executive Officers are based on 2004-2006 performance targets.

(4)             Restricted shares granted to the Named Executive Officers are performance-based restricted shares, which vest, in whole or in part, only if our three-year cumulative pre-tax income, as adjusted by the compensation committee for certain non-recurring items, meets or exceeds certain performance targets. For example, the vesting thresholds for restricted shares granted in 2005 to the Named Executive Officers are based on 2005-2007 performance targets. These grants represent all of the restricted stock holdings of the Named Executive Officers.

(5)             The total amounts shown in the “All Other Compensation” column consist of the following:

(a)             In 2005, 2004, and 2003, a 401(k) matching contribution of $8,400, $8,200 and $8,000, respectively, and a profit sharing contribution of $16,800, $0 and $0, respectively, under our Retirement Savings Plan and a contribution of $6,300, $6,150, and $6,000 respectively, under our Money Purchase Pension Plan for the named executives. Our Retirement Savings Plan, a 401(k) plan, and our Money Purchase Pension Plan, a 401(a) plan, are components of our Retirement Savings Program. Under our Retirement Savings Plan, we match 66 2/3% of all employee contributions up to a maximum of 6% of the employee’s eligible compensation per year, subject to IRS compensation limitations. Under our Money Purchase Pension Plan, we contribute 3% of each employee’s salary up to the IRS limit ($210,000 in 2005).

(b)            In 2005, 2004 and 2003, none of the named executive officers participated in the ITG ESPP.

(c)             Any additional compensation, in the form of extraordinary expense reimbursements, is specifically set forth in footnotes 5 and 6 below.

(6)             During September through December of 2004, pursuant to Mr. Killian’s employment agreement with ITG, ITG paid rent of $29,660 for Mr. Killian’s apartment in New York City. In 2004, ITG also paid $18,000 in real estate commissions and telephone expenses of $283, each related to the rental of his apartment in New York City. In 2005, ITG paid rent of $125,777 for Mr. Killian’s apartment.

(7)             In December 2005, ITG paid rent of $8,500 for Mr. Domowitz’s apartment in Boston, in connection with his responsibilities as CEO of ITG Solutions Network, Inc. ITG also paid $8,500 in real estate commissions related to the rental of this apartment in 2005.

Option Grants in Last Fiscal Year

During 2005, the following option grants were made to the Named Executive Officers.

Name	Number of Securities Underling Options/SARs Granted(#)(1)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price($/Sh)	Expiration date	Grant date present value(2)
Raymond L. Killian, Jr.	—	0%	—	—	—
Ian Domowitz	21,500	6.7%	$25.38	8/1/2010	$197,890
Christopher J. Heckman	16,000	5.0%	25.38	8/1/2010	147,267
Anthony J. Huck	16,000	5.0%	25.38	8/1/2010	147,267
Howard C. Naphtali	27,000	8.4%	25.38	8/1/2010	248,513

(1)             All option awards granted to ITG Named Executive Officers in 2005 were time-based stock options, which vest in whole on the third anniversary of the grant date.

(2)             The grant date present value is estimated using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield 0.0%; risk-free rate of return 3.75%; expected volatility 40%; time to exercise 4.0 years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table provides information on option exercises during 2005 by the Named Executive Officers and the value of such officers’ unexercised options at December 31, 2005.

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at 12/31/05 Exercisable / Unexercisable(#)	Value of Unexercised In-the-Money Options at 12/31/05 Exercisable/Unexercisable($)(1)
Raymond L. Killian, Jr.	21,026	216,284	0 / 0	0 / 0
Ian Domowitz	—	—	47,500 / 71,500	35,625 / 1,363,290
Christopher J. Heckman	27,456	258,416	61,666 / 99,334	174,997 / 1,447,963
Anthony J. Huck	26,228	232,106	62,894 / 99,334	204,617 / 1,447,963
Howard C. Naphtali	38,761	394,405	102,561 / 110,334	422,185 / 1,558,623

(1)             At December 31, 2005, the closing bid price per share of our common stock on the NYSE was $34.53, which was the price used to determine the year-end value.

(2)             On February 3, 2006, Mr. Domowitz exercised options with an exercise price of $34.49 and sold the related 37,500 shares at $43.86 resulting in a profit of $351,529. On February 16, 2006, Mr. Heckman exercised 25,000 options with an exercise price of $31.24 and an additional 20,000 options with an exercise price of $38.82 and sold the related 45,000 shares at $45.54 resulting in a profit of $491,720. On March 13, 2006, Mr. Huck exercised 15,000 options with an exercise price of $31.24 and an additional 10,000 options with an exercise price of $38.82 and sold the related 25,000 shares at $51.43, resulting in a profit of $429,060.

Restricted Share Grants in Last Fiscal Year

Name	Number of Securities Underlying Restricted Share Grants (#)(1)	Percent of all Restricted Share Grants granted to employees in fiscal year (2)	Base Price ($/Sh)	Vesting Date	Grant date present value
Raymond L. Killian, Jr.	—	0%	—	—	—
Ian Domowitz	6,000	3.7%	25.38	1/1/2008	$152,280
Christopher J. Heckman	5,000	3.1%	25.38	1/1/2008	126,900
Anthony J. Huck	5,000	3.1%	25.38	1/1/2008	126,900
Howard C. Naphtali	10,000	6.1%	25.38	1/1/2008	253,800

(1)             Restricted shares granted to the Named Executive Officers during 2005 are performance-based restricted shares, which vest, in whole or in part, only if our three-year cumulative pre-tax income, as adjusted by the compensation committee for certain non-recurring items, meets or exceeds certain performance targets. The vesting thresholds for restricted shares granted in 2005 to the Named Executive Officers are based on 2005-2007 performance targets.

(2)             Percentage of all performance-vesting and time-vesting restricted shares granted to all employees during 2005.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the compensation committee on executive compensation and the performance graph included herein shall not be incorporated by reference into any such filings.

Introduction

The compensation committee of the board of directors is responsible for developing and implementing compensation policies, plans and programs for our executive officers to enhance our profitability, and thus stockholder value, by providing for competitive levels of compensation, rewarding performance that enhances profitability (both short-term and long-term) and encouraging long-term service. Each of the compensation committee’s members is a person who is not a current or former employee of our company and has been determined to be independent by our board of directors. Ms. O’Hara became chairperson of the compensation committee in February 2005. A former director, Mr. Mark Wolfson, served as chairman of the compensation committee from May 2004 to January 2005.

The principal components of ongoing compensation of our executive officers are salary, an annual bonus tied to performance, restricted stock awards and stock option awards providing incentives and rewards for long-term service and performance. The compensation committee’s functions include reviewing salary levels for executive officers on an annual basis, establishing and determining the level of performance targets upon which payment of annual bonuses is conditioned and other terms of such annual bonuses, granting stock options and restricted stock and otherwise administering our Amended and Restated 1994 Stock Option and Long-Term Incentive Plan (the “1994 Option Plan”). The compensation committee acts on behalf of our company in negotiating the terms of, and makes recommendations to the board of directors regarding, the adoption of compensation and benefit plans (including amendments to existing plans) in which executive officers and directors may participate.

From May of 2003 until March 2005, stock option awards for all company employees, including our senior executives and Chief Executive Officer, had been performance based option awards. These option awards vest, in whole or in part, three years after their grant date, only if cumulative three year pre-tax income of the company, as adjusted by the compensation committee for certain non-recurring items, meets or exceeds certain thresholds and the grantee has been continuously employed by the company through such date.

Beginning in March 2005, the company granted time-based stock options and both performance and non-performance based restricted stock to certain executives and employees. These option and non-performance based restricted stock awards vest three years after their grant date if the grantee has been continuously employed by the company through such date.  Performance-based restricted stock awards vest, in whole or in part, three years after their grant date, only if cumulative three year pre-tax income of the company, as adjusted by the compensation committee for certain non-recurring items, meets or exceeds certain thresholds and the grantee has been continuously employed by the company through such date.

In 2005, all of our U.S. based senior executives and our Chief Executive Officer were required to participate in our Stock Unit Award Program. Under this program, executive officers and other key employees of our company were required to defer receipt of a portion of their total cash compensation. Participants are granted units representing our common stock with a fair market value equal to 130% of the deferred compensation. The matching units that represent the additional 30% of deferred compensation vest 50% on the third anniversary of the match and the remaining 50% vest on the sixth year anniversary of the match, provided the participant is continuously employed by ITG through such time. The value of units in excess of the value of deferred compensation is disclosed in the Summary Compensation Table under the “Other Annual Compensation” column.

In the fourth quarter of 2005, our Stock Unit Award Program was amended for 2006 so that each participant in the program may irrevocably elect, on an annual basis, to participate in the program. Elections made in the fourth quarter of 2005 are applicable for 2006. Under the amended Stock Unit Award Plan participants are granted units representing our common stock with a fair market value equal to 120% of the deferred compensation. The matching units that represent the additional 20% of deferred compensation vest on the third anniversary of the match, provided that the participant is continuously employed by ITG through such time.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally eliminates a corporation’s income tax deduction in a given year for payments to certain named executive officers in excess of $1.0 million each, unless such payments result from “qualified performance-based compensation”. Considering the current structure of executive officer compensation, the availability of deferral opportunities, the compensation committee believes we will not be denied any significant income tax deductions for 2005. The compensation committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

Compensation of the Chief Executive Officer

Effective September 10, 2004, Mr. Killian entered into an employment agreement with the company to serve as President and Chief Executive Officer through December 31, 2006. This agreement provides for an initial base salary of $900,000 per year, an annual bonus of 0.7% of our pre-tax income and an annual performance bonus of up to an incremental 1.0% of our pre-tax income contingent upon our achieving certain threshold levels of pre-tax income. Pre-tax income in all cases will be adjusted for certain non-recurring events and approved by the compensation committee. In 2005, Mr. Killian received a bonus of 1.7% of our adjusted pre-tax income.

In the event of a change of control prior to the termination of Mr. Killian’s employment agreement on December 31, 2006, Mr. Killian is entitled to receive in a lump sum his base salary payable through the remainder of the year. Mr. Killian would also receive his guaranteed bonus of 0.7% of ITG’s pre-tax income as well as the discretionary bonus of 1.0% of ITG’s pre-tax income for the remaining term of his contract. The combined 1.7% will be calculated on the pre-tax income of ITG for the twelve months prior to a change of control (as adjusted by the compensation committee for certain non-recurring items), minus any bonus payments already paid to Mr. Killian with respect to such twelve-month period.

Mr. Killian will be entitled to customary benefits during the term of his employment as are provided generally to other senior executives of the company. In addition, Mr. Killian and his spouse will also be entitled to medical benefits for the remainder of their lives. In 2005 we provided an apartment in New York City for Mr. Killian’s use during the term of his employment, at a cost of $10,500 per month plus utilities, telephone and other related expenses, which in no case was permitted to exceed $11,500 per month. In January 2006, the monthly maximum on such expenses was increased to $13,000 per month in connection with a rent increase for Mr. Killian’s apartment to $12,000 per month.

Mr. Killian has agreed to certain non-competition and non-solicitation provisions for one year following the termination of his employment agreement. The division of Mr. Killian’s compensation between base salary, cash bonus and performance based bonus was intended to provide cash compensation and performance based bonuses commensurate with Mr. Killian’s level of experience and to a degree similar to comparable companies reviewed in connection with establishing Mr. Killian’s compensation in 2005. In addition, the compensation committee also considered Mr. Killian’s substantial equity ownership in the company in considering whether to include additional equity based compensation in Mr. Killian’s compensation package.

Compensation of Other Executive Officers

Our compensation program for other executive officers is reviewed annually to provide amounts generally consistent with the range paid by companies in similar industries, but without pegging such amounts to a specific percentile. The targeted annual bonuses for 2005 were intended to provide a significant amount of each executive officer’s total annual cash compensation at the target level of performance. This was intended to provide a strong link between pay and performance.

The annual bonuses payable to our Named Executive Officers are based on a percentage of either (i) ITG’s pre-tax income (net of non-recurring items), or (ii) business unit revenues (net of non-recurring items) and which may be adjusted at the discretion of the compensation committee.

The Committee authorized the grant of 76,000 options during 2005 to the other executive officers. All such option awards were time-based stock options, which vest three years from the grant date, with the exception of one grant for 35,000 options, which was a performance based award. The Committee authorized the grant of 26,603 shares of restricted stock during 2005 to the other executive officers. 13,103 of such restricted stock awards were time-based and 13,500 of such restricted stock awards were performance based. In 2005, all U.S. based executive officers were required to participate in our Stock Unit Award Program.

Compensation Committee

Maureen O’Hara, Chairperson
J. William Burdett
William I Jacobs
Brian J. Steck

PERFORMANCE GRAPH

Set forth below is a line graph comparing the total cumulative stockholder return on our common stock against the cumulative total return of the Russell 2000 index and the mean of the Nasdaq Other Finance Index and the AMEX Securities Broker/Dealer Index, for the five-year period ended December 31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Raymond Killian, Jr.’s son, Michael G. Killian, is a sales trader in our Boston regional office. Michael Killian’s annual compensation in 2005 was $200,562 and his target compensation for 2006 is $205,562.

In May 2004, the Company retained Mr. Killian’s son, Steven Killian, as an independent consultant to assist in developing new strategies for our execution products. Steven Killian has extensive experience in portfolio management and quantitative execution strategies. In 2005, we incurred charges of $102,313 for such services. Steven Killian finished performing these services in June 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

The following table sets forth certain information, as of March 15, 2006, regarding beneficial ownership of our common stock by (1) each director, (2) each Named Executive Officer, (3) all directors and executive officers as a group and (4) each person known by us to beneficially own 5% or more of our common stock. Information regarding stockholders other than directors, executive officers and employee benefit plans is based upon information contained in Schedules 13D or 13G filed with the SEC. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person or group has the right to acquire within 60 days after such date, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is our principal business address unless otherwise indicated.

Directors	Shares of ITG Common Stock Beneficially Owned		Percentage of ITG Common Stock Beneficially Owned
Raymond L. Killian, Jr.	733,139	(1)	1.7%
J. William Burdett	42,846	(1)	*
William I Jacobs	65,943	(1)	*
Timothy L. Jones	9,380	(1)	*
Robert L. King	61,230	(1)	*
Maureen O’Hara	34,951	(1)	*
Brian J. Steck	8,591	(1)	*
Other Named Executive Officers
Ian Domowitz	41,987	(1)	*
Christopher J. Heckman	62,577	(1)	*
Anthony J. Huck	81,009	(1)	*
Howard C. Naphtali	187,914	(1)	*
All directors and executive officers as a group (15 persons)	1,420,914	(1)	3.3%
5% stockholders
Wellington Management Company, LLP (5)	3,141,700	(2)	7.3%
Goldman Sachs Asset Management, L.P. (6)	2,605,611	(3)	6.0%
Barclays Global Investors, N.A. and Affiliates (7)	2,200,010	(4)	5.1%

*    Less than 1%.

(1)          Beneficial ownership includes stock options that are exercisable at March 15, 2006, or within 60 days thereafter, as follows: Mr. Killian: 0; Mr. Burdett: 36,846; Mr. Jacobs: 2,047; Mr. Jones: 7,000; Mr. King: 18,423; Ms. O’Hara: 30,705; Mr. Steck: 8,188; Mr. Domowitz: 10,000; Mr. Heckman: 16,666;  Mr. Huck: 37,894; Mr. Naphtali: 102,561; and all directors and executive officers as a group: 285,330.

(2)          This information is as of December 31, 2005 and was derived from a Schedule 13G filed on February 14, 2006 by Wellington Management Company, LLP in its capacity as investment adviser with respect to shares of our common stock owned of record by Wellington’s clients. Wellington’s clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares of our common stock. Wellington shares the power to vote or to direct the vote with respect to 1,625,750 shares of our common stock and shares the power to dispose of or direct the disposition with respect to 3,141,700 shares of our common stock.

(3)          This information is as of December 31, 2005 and was derived from a Schedule 13G filed on January 24, 2006 by Goldman Sachs Asset Management, L.P. in its capacity as investment adviser with respect to shares of our common stock owned of record by its clients. Goldman’s clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares of our common stock. Goldman shares the power to vote or to direct the vote with respect to 1,967,251 shares of our common stock and shares the power to dispose of or direct the disposition with respect to 2,605,611 shares of our common stock.

(4)          This information is as of December 31, 2005 and was derived from a Schedule 13G filed on January 31, 2006 by Barclays Global Investors, N.A. & Affiliates. Barclays clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares of our common stock. Barclays shares the power to vote or to direct the vote with respect to 2,010,403 shares of our common stock and shares the power to dispose of or direct the disposition with respect to 2,200,010 shares of our common stock.

(5)          The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts, 02109.

(6)          The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005.

(7)          The address of Barclays Global Investors NA is 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of common stock that may be issued to our employees and directors under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options	Weighted Average Grant Price of Outstanding Restricted Stock	Weighted Average Grant Price of Stock Unit Awards	Number of Securities Remaining Available for Future Grants Under Equity Compensation Plans(b)
Equity compensation plans approved by security holders(a)	3,633,135	$24.97	$22.12	$18.12	3,143,655
Equity compensation plans not approved by security holders	—	—	—	—	—
Total	3,633,135	$24.97	$22.12	$18.12	3,143,655

(a)           Consists of the Amended and Restated 1994 Stock Option and Long-term Incentive Plan, the Non-Employee Directors’ Stock Option Plan, the Directors’ Retainer Fee Subplan, the 1998 Amended and Restated Stock Unit Award Program and the ITG ESPP.

(b)          Shares remaining available for future issuance under the various plans include (i) 2,702,089 securities to be issued pursuant to the Amended and Restated 1994 Stock Option and Long-term Incentive Plan, the 1998 Amended and Restated Stock Unit Award Program, and the Directors’ Retainer Fee Subplan, (ii) 222,833 securities to be issued pursuant to the Non-Employee Directors’ Stock Option Plan and (iii) 218,733 securities to be issued pursuant to the ITG ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of our company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. During 2005, each member of the board of directors filed one statement of beneficial ownership late. Based on a review of the copies of the forms furnished to us and written representations from our executive officers and directors, all persons subject to the reporting requirements of Section 16(a) otherwise filed the required reports with respect to 2005 on a timely basis.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the audit committee included herein shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

The audit committee of ITG’s board of directors is composed of four non-employee directors. The board of directors determined during 2005 that each of those directors satisfied independence requirements, financial literacy and other criteria established by NYSE listing standards. Our audit committee charter is available on our website at http://www.itg.com/investors/committee_charters.php. This charter complies with additional requirements imposed upon audit committees under the Sarbanes-Oxley Act and under the NYSE listing standards.

The audit committee is directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the company and to assist the board in oversight of (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the company’s internal audit function and independent auditors. Management has the primary responsibility for ITG’s consolidated financial statements and the reporting process, including the internal control systems. ITG’s independent auditors are responsible for auditing the consolidated financial statements and expressing an opinion on the conformity of those consolidated audited financial statements with accounting principles generally accepted in the United States of America.

KPMG LLP (“KPMG”) served as ITG’s independent auditor for 2005, and the audit committee has recommended that KPMG be elected in that capacity for 2006. See “Ratification of Selection of Independent Auditors”.

The audit committee has considered whether the provision of certain limited non-audit functions provided by KPMG is compatible with maintaining KPMG’s independence and concluded that performing such functions does not affect KPMG’s independence in performing its function as auditor of ITG. It is the audit committee’s policy for the full audit committee to review, in advance, the proposed provision of non-audit services by KPMG.

The audit committee has reviewed and discussed with management ITG’s audited consolidated financial statements for the year ended December 31, 2005. It has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence. As the result of such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in ITG’s Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee

William I Jacobs, Chairman
Timothy Jones
Robert L. King
Maureen O’Hara

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

KPMG was our independent auditor for the years ended December 31, 2005 and 2004. On March 8, 2006, KPMG was appointed by the audit committee to serve as our independent auditor for 2006.

The ratification of the appointment of KPMG is being submitted to the stockholders at the annual meeting. If such appointment is not ratified, the board of directors will consider the appointment of other accountants.

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG as our independent auditor for the 2006 fiscal year.

A representative of KPMG, the independent auditor who audited our consolidated financial statements for 2005, is expected to be present at the meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

Fees to our Independent Auditor

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for audit related services, tax services and all other services rendered by KPMG for such periods.

	2005	2004
	(Dollars in thousands)	(Dollars in thousands)
Audit fees(1)	$1,022	$1,220
Audit-related fees	—	—
Tax fees(2)	58	244
All other fees	—	—
Total	$1,080	$1,464

(1)          The aggregate fees incurred include amounts for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and amounts for the audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, including in each case services related thereto such as statutory audits, consents, and assistance with and review of documents filed with the SEC and other regulatory bodies.

(2)          The aggregate fees incurred for tax services include amounts in connection with tax compliance and tax and transfer pricing consulting services.

Pre-approval of Services by the External Auditor

The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our external auditor. The audit committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The audit committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the audit committee for consideration at its next regular meeting or, if earlier consideration is required, to the audit committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The audit committee will regularly review summary reports detailing all services being provided to ITG by its external auditor.

CONTACTING THE BOARD OF DIRECTORS

You may communicate with our board of directors, including our non-management directors and the chairman of the audit committee, by sending a letter to the ITG Board of Directors, P.O. Box 3254, Grand Central Station, New York, New York 10163, or by calling 1-866-869-8227. Any complaints or concerns relating to ITG’s accounting, internal accounting controls or auditing matters will be referred to the chairman of the audit committee. Other concerns will be referred to the lead director of the board with a copy to the chairman of the nominating and corporate governance committee. Any complaints or concerns may be reported anonymously or confidentially. ITG strictly prohibits any retaliation for reporting a possible violation of law, ethics, or firm policy regardless of whom the report concerns.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our company. You can inspect and copy these materials at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC’s Internet address is http://www.sec.gov. You can also inspect these materials of our company at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and on our website at http: //www.itg.com/investors.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2005 (SEC file number 001-32722). We also incorporate by reference the information contained in all other documents that we file with the SEC after the date of this proxy statement and before the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

If you are one of our stockholders and would like to receive a copy of any document referred to in this proxy statement, you should call or write to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention: Investor Relations (telephone: (212) 588-4000). In order to ensure timely delivery of the documents prior to the annual meeting, you should make any such request not later than May 3, 2006.

You should rely only on the information contained in (or incorporated by reference into) this proxy statement. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 29, 2006. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to stockholders shall not mean otherwise.

OTHER MATTERS; STOCKHOLDER PROPOSALS
FOR THE 2006 ANNUAL MEETING OF ITG

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the annual meeting, other than as described in this proxy statement. If any other matters shall properly come before the annual meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our board of directors and management.

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2007 Annual Meeting must submit their proposals to our Secretary on or before December 30, 2006. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our by-laws, in order to be properly brought before the 2007 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York, 10017, Attention: Secretary, not less than 60 nor more than 90 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than February 9, 2007 and no later than March 11, 2007.

By Order of the Board of Directors,

P. Mats Goebels
Secretary

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

     Nominees:

01-[ ] 02-[ ] 03-[ ] 04-[ ]
01-J. William Burdett, 02-William I Jacobs, 03-Tomothy L. Jones, 04-Raymond L. Killian Jr.,	05-[ ] 06-[ ] 07-[ ]
05-Robert L. King, 06-Maureen O'Hara, 07-Brian J. Steck

[ ] To Vote FOR All Nominees [ ] To Withhold Vote From All Nominees

[ ] For All Except- To withhold a vote for a specific nominee, mark this box with an X and the appropriately numbered box from the list at the at the right.

B Issues

The Board of Directors recommends a vote FOR the following proposal.				Please mark this box with an X if your address has	☐
changed and print the new address below.
2. Ratification of the appointment of KPMG	For	Against	Abstain
LLP as the independent auditors for the 2006 fiscal year.	☐	☐	☐

Mark this box with an X if you plan to	☐			Please mark this box with an X if you have made	☐
attend the Annual Meeting.				comments below.

C  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby acknowledges receipt of the Form 10-K and the Notice of Annual Meeting of Stockholders and the Proxy Statement, and hereby revokes all previously granted proxies.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – Investment Technology Group, Inc.

ANNUAL MEETING OF STOCKHOLDERS ON MAY 9, 2006

This proxy is solicited by the Board of Directors of the Company. The undersigned hereby appoints Raymond L. Killian, Jr., Howard C. Naphtali and P. Mats Goebels, and each them, as proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc. held of record by the undersigned on March 15, 2006, or which the undersigned would otherwise be entitled to vote at the Annual Meeting of Stockholders to be held on May 9, 2006, and any adjournment thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting.

If this Proxy relates to shares held for the undersigned in the Investment Technology Group, Inc. Employee Stock Ownership Plan, then, when properly executed, it shall constitute instructions to the plan trustee to vote in the manner directed herein.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

(Continued and to be voted on reverse side.)

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

You may vote in any one of the following ways:

• Vote by mail. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

• Vote by phone. Call toll-free 1-800-652-8683, 24 hours a day, 7 days a week from the U.S.

• Vote by Internet. Access the website at http://www.computershare.com/expressvote, 24 hours a day, 7 days a week.

A phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned this proxy card.

Your vote must be received prior to the Annual Meeting of Stockholders, May 9, 2006. However, if this proxy relates to shares held by you in the Investment Technology Group, Inc. Employee Stock Ownership Plan, your vote must be received by May 5, 2006 to enable the trustee of the plan to vote in the manner directed by you. Attendance at the annual meeting will not enable you to revoke a previously delivered proxy with respect to shares held under our Employee Stock Ownership Plan.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

P. Mats Goebels

Secretary

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet!  Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
any time on a touch tone telephone. There is NO CHARGE to you for	• Enter the information requested on your computer screen and follow the simple instructions.
the call.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 8, 2006.

THANK YOU FOR VOTING